UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Soliciting Material Pursuant to §240.14a-12

Ceridian Corporation
(Name of Registrant as Specified In Its Charter)

Pershing Square, L.P. Pershing Square II, L.P. Pershing Square International, Ltd.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 14, 2007, Pershing Square Capital Management, L.P., the investment manager to Pershing Square, L.P., Pershing Square II, L.P. and Pershing Square International, Ltd., issued a press release. A copy of the press release is attached as Exhibit 1 hereto.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY PERSHING SQUARE, L.P., PERSHING SQUARE II, L.P., PERSHING SQUARE INTERNATIONAL, LTD. AND CERTAIN OF THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF CERIDIAN CORPORATION FOR USE AT ITS ANNUAL MEETING WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO THE STOCKHOLDERS OF CERIDIAN CORPORATION AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.  INFORMATION RELATING TO THE POTENTIAL PARTICIPANTS IN THE POTENTIAL PROXY SOLICITATION FROM THE STOCKHOLDERS OF CERIDIAN CORPORATION IS AVAILABLE IN THE ADDITIONAL DEFINITIVE PROXY SOLICITING MATERIALS CONCERNING CERIDIAN CORPORATION FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY PERSHING SQUARE, L.P., PERSHING SQUARE II, L.P. AND PERSHING SQUARE INTERNATIONAL, LTD. ON JANUARY 23, 2007 (FILE/FILM NO: 001-15168/07544605).

                                                                       Exhibit 1

FOR IMMEDIATE RELEASE

                           PERSHING SQUARE COMMENTS ON
                        WRONGFUL TERMINATION OF GARY KROW

NEW YORK, May 14, 2007 - Pershing Square is disappointed but not surprised that
Ceridian Corporation (NYSE: CEN) has elected to terminate, Gary Krow - the
President of its Comdata division, ostensibly for disclosing confidential information to Pershing Square. By doing so, Ceridian's board continues a pattern of punishing whistleblowers for their alleged insubordination. We note that according to Ceridian's 2006 10-K, the company received a subpoena from the
SEC on January 8, 2007 concerning among other issues "how [Ceridian] respond[s]
to any internal ethics complaints."

On January 10th, Bill Ackman of Pershing Square spoke by phone with Gary Krow.
On the call, Mr. Krow indicated that he was leaving Comdata because his authority had been diminished and he disagreed with the strategic direction that
Ceridian intended to pursue. During the call, Mr. Ackman asked Mr. Krow if he would consider staying at the company while Pershing Square considered its alternatives. Mr. Krow said he would consider doing so.

Several days later, on January 14th, representatives of Pershing Square met with
Mr. Krow and his counsel. At that meeting, Pershing learned that Mr. Krow had apparently fallen out of favor with the board of directors and its chairman as a result of a letter he had written in early 2006 to the board of directors which criticized the conduct of the board's Chairman and CEO. Pershing also learned at the meeting that another executive, Doug Neve, Ceridian's Chief Financial
Officer, had also written a letter to the board critical of the Chairman and
CEO.

While the board of Ceridian perhaps wishes that neither Mr. Krow nor Mr. Neve had written letters criticizing senior management, we believe that Messrs. Krow and Neve were acting in the best interests of Ceridian and its shareholders when they did so. We note that it was only several weeks after the board received letters critical of management that the company's former Chairman and CEO,
Ronald Turner, announced his resignation.

To this day, we have not obtained copies of the letters. At no time during the meeting with Mr. Krow or otherwise did Mr. Krow or his representatives disclose confidential company information to Pershing or its representatives concerning
Ceridian, Comdata, or any of their affiliates.

On January 18th, we wrote a letter to the Ceridian board which we filed publicly in a Schedule 13D, in which we expressed our support for Gary Krow and our concern about his potential departure. We also expressed concern in our letter about a meeting we had the previous Friday with Ms. Marinello during which she described her intention to pursue an acquisition-driven conglomerate strategy which would necessarily involve the retention of Comdata as a wholly owned subsidiary.

On January 22nd, Ms. Marinello responded to our letter on behalf of the board of
Ceridian in which she indicated that our letter was "unfounded and unwarranted."
Ms. Marinello expressed that she did not "understand" our "stated concern or impression that we [Ceridian] are proposing to embark on an acquisition-driven conglomerate strategy." In the letter, she also stated that our fear that Mr.
Krow may be leaving was "as unfounded as your other stated concerns." Ms.
Marinello then expressed her and the board's support for Mr. Krow:

         Third, like you, we value the leadership and contributions of Comdata's president, Gary Krow. Our Board and I have expressed to Mr. Krow our support of him, and he has expressed to us his desire to continue to run Comdata with the objective of improving what is already a strong competitor in the transaction processing arena. While no company can ever guarantee that any particular executive will remain with the company forever, we believe your fear that Ceridian "may be on the verge of losing" Mr. Krow is as unfounded as your other stated
         concerns. To the contrary, we look forward to Mr. Krow's continued
         leadership and success with Comdata.

On March 13th, Ceridian announced that it had replaced CFO Doug Neve with
Gregory Macfarlane, a former GE employee. Today's announcement of the termination of Gary Krow completes the corporate house cleaning begun by
Ceridian's board when it hired Ms. Marinello as part of its apparent plan to eliminate Krow and Neve, two executives who dared to criticize the board's
Chairman and CEO.

Gary Krow has created enormous value for Comdata and its parent company Ceridian over many years. We believe that the loss of Gary Krow to Comdata is a material loss for Ceridian which we will seek to rectify if our new board is elected at the upcoming annual meeting of stockholders.

We believe that Ceridian needs more executives like Gary Krow and Doug Neve who were willing to stick their necks out for the benefit of shareholders even when doing so exposed them to enormous personal risk. We contrast their actions with those of the Ceridian board members who continue to run the company to preserve and protect their own interests at the expense of Ceridian's shareholders.

We note that the board has yet to set a record or meeting date even though the anniversary of the meeting has passed and it is a practical impossibility for
Ceridian to meet the Delaware law requirement of holding its meeting by June
11th, 2007. Ceridian should immediately announce the date of its annual meeting so its shareholders may exercise their right to choose the board they wish to govern the company.

Pershing Square Capital Management, L.P. is an investment advisor to private investment funds with in excess of $3 billion in capital under management.

CONTACT:
William A. Ackman of Pershing Square Capital Management, L.P., 212-813-3700

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with Ceridian's 2007 Annual Meeting of Stockholders, Pershing
Square Capital Management, L.P. and/or its affiliates expect to file a proxy statement and other materials with the SEC. Certain materials have already been filed by Pershing Square Capital Management, L.P. and its affiliates and investors are urged to read these materials.

WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS
CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT
INFORMATION ABOUT CERIDIAN AND THE MATTERS TO BE CONSIDERED AT ITS ANNUAL
MEETING.

Investors may also obtain a free copy of the proxy statement and other relevant documents when they become available as well as other materials filed with the
SEC concerning Ceridian at the SEC's website at http://www.sec.gov.